Exhibit 10.1



SBC                               Maureen Merkle         SBC Services, Inc.
                                  President              530 McCullough
                                  Procurement            Room 1415
                                                         San Antonio, TX  78215

                                                         210.886.3131  Phone
                                                         210.886.5293  Fax
                                                         mm2042@sbc.com

May 25, 2005

Mr. Jeff Storey
President and CEO
WilTel Communications
One Technology Center, Room TC-15A
Tulsa, OK  74103


Dear Jeff,

As discussed, this correspondence is to formalize our verbal agreement that WilTel and SBC will continue to utilize the existing transport rate structure currently in effect for a period not to exceed an additional thirty-one (31) days from the May 31, 2005 expiration of the existing agreement and to establish a new expiration date of July 1, 2005. Through this extension, we are agreeing to extend the current rates established through Amendment 2 to the Master Alliance Agreement and Amendment 4 to the Transport Services Agreement between our companies.

This correspondence is also to memorialize our agreement that this extension will apply to international voice services. We had previously agreed that the management fee and markup charged for international voice services (as set forth in the May 24, 2004 letter agreement between you and Yno Gonzalez) would remain in effect through May 31, 2005. Pursuant to this extension, WilTel and SBC will continue to follow the terms of the May 24, 2004 letter through July 1, 2005.

In the event that SBC and WilTel come to an agreement to modify any applicable transport and/or international voice service rates prior to expiration of these extensions, those rates will supercede this agreement.

Please indicate your concurrence and agreement by signing below and returning a copy to me.


Sincerely,

/s/ Maureen Merkle



Agreed: /s/ Jeff K. Storey
        -----------------------------------
        Jeff K. Storey, President and CEO
        WilTel Communications, LLC